Exhibit 99.1

Stephen M. Tuuk President and Chief Executive Officer 616-233-2363 stuuk@ProfessionalsDirect.com

June 27, 2007

Dear Professionals Direct Shareholder:

On June 25, 2007, Professionals Direct, Inc. executed a merger agreement under which it agreed to be acquired by The Hanover Insurance Group, Inc. of Worcester, Massachusetts (NYSE: THG).  The purchase price is $23.2 million, or $69.61 per share, payable in cash after closing of the merger.  The closing is subject to a variety of conditions, including approval by you as shareholders and approval by the Michigan insurance regulators.  If the merger is approved, I expect that the closing will occur in late third or early fourth quarter of 2007.

Attached is a copy of the press release regarding the merger that Hanover issued after the close of business on Monday, June 25.  Some of you may have already seen the release on the electronic news services.  We have filed a copy of the merger agreement with the SEC on Form 8-K, which is available on the SEC’s website at http://www.sec.gov.

We anticipate holding a meeting of our shareholders in the third quarter to consider and approve the merger with Hanover.  In connection with that meeting, a proxy statement for our shareholders and other materials will be filed with the SEC.  Shareholders and other interested parties will be able to obtain free copies of the proxy statement (when available) as well as other documents filed with the SEC that contain information about Professionals Direct, Inc. on the SEC’s website noted above.  Free copies of the SEC filings are also available from Professionals Direct, Inc., 5211 Cascade Road, S.E., Grand Rapids, Michigan 49546, Attention: Investor Relations.

Professionals Direct, Inc. and its executive officers, directors, other members of management, employees and Hanover may be deemed, under SEC rules, to be participants in the solicitation of proxies from Professionals Direct’s shareholders with respect to the proposed merger. Information regarding the executive officers and directors of Professionals Direct is set forth in its Form 10-KSB for the year ended December 31, 2006, which was filed with the SEC on March 30, 2007, and its quarterly report on Form 10-QSB and current reports on Form 8-K as subsequently filed with the SEC.  More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger.

If you have questions about the process, then please call Stephen Westfield at 616-233-2362 or me.

Sincerely,
Stephen M. Tuuk

5211 Cascade Rd. SE, Grand Rapids, MI  49546-6495   *   p. 800-558-6688   *   f. 616-456-6875   *  www.ProfessionalsDirect.com

Shareholders
Professionals Direct, Inc.
June 27, 2007

Note Regarding Forward-Looking Statements

Statements included in this letter that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements regarding expectations as to the completion of the merger and the other transactions contemplated by the merger agreement. The forward-looking statements contained in this letter involve risks and uncertainties that could cause actual results to differ materially from those referred to in a forward-looking statement. These risks include, but are not limited to, the ability of the parties to the merger agreement to satisfy the conditions to closing specified in the merger agreement. More information about Professionals Direct, Inc. and other risks related to the company are detailed in the company’s most recent annual report on Form 10-KSB for the year ended December 31, 2006, and its quarterly report on Form 10-QSB and current reports on Form 8-K as subsequently filed with the SEC.  Professionals Direct, Inc. does not undertake an obligation to update forward-looking statements.

The Hanover Insurance Group to
Acquire Professional Liability Firm

-	Acquisition expands The Hanover’s specialty lines capabilities

-	Delivers on company’s promise to help its agent partners grow their businesses

WORCESTER, Mass. (June 25, 2007) – The Hanover Insurance Group, Inc. (NYSE: THG) today announced that it has entered into a definitive agreement through which it will acquire Professionals Direct, Inc. (OTCBB: PFLD) for $23.2 million.

Professionals Direct is the Michigan-based holding company for the Professionals Direct organization, a premier provider of professional liability insurance for small and mid-sized law practices. Through its various subsidiaries, the company generates annual written premium of approximately $30 million. Professionals Direct is rated “A-” (Excellent) by A.M. Best Company.

The transaction has been approved by the boards of directors of both companies, and is subject to regulatory reviews and approvals, as well as the approval of Professionals Direct’s shareholders. It is expected to close in the fourth quarter.

“We are very pleased to have the opportunity to add Professionals Direct and its specialized capability to our organization,” said Frederick H. Eppinger, chief executive officer of The Hanover Insurance Group. “This transaction will enable us to broaden our product and service capabilities and to further strengthen our competitive position, delivering even greater value to our agent partners and our shareholders.”

“We have made tremendous investments in our business over the past nearly four years, positioning our company to be the best partner for winning independent agents in our markets,” Eppinger said. “Today, we offer our agent partners a wide range of personal and commercial lines products, including a robust specialty insurance portfolio that is unique for a company of our size. With the addition of Professionals Direct, we will once again expand our specialty capabilities, helping our agent partners meet more of their customers’ needs and grow their businesses.”

For Professionals Direct, the transaction represents an opportunity to meaningfully grow its business and its presence in the lawyers professional liability market.

“We are very pleased to be joining The Hanover organization,” said Stephen Tuuk, chief executive officer of Professionals Direct. “We are proud of what we have achieved as an independent company, establishing Professionals Direct as a successful and highly-regarded provider of lawyers professional liability insurance.”

“Given our product and underwriting expertise, we are excited to have the opportunity to leverage The Hanover’s experience, resources, and independent agency network to take our franchise to the next level,” Tuuk said. “We have every confidence we will continue to grow our business and add value to The Hanover and its agent partners.”

Philo Smith & Co. acted as exclusive financial advisor to Professionals Direct in the transaction.

About The Hanover

The Hanover Insurance Group, Inc. (NYSE: THG), based in Worcester, Mass., is the holding company for a group of insurers that includes The Hanover Insurance Company, also based in Worcester; Citizens Insurance Company of America, headquartered in Howell, Mich., and their affiliates. The Hanover offers a wide range of property and casualty products and services to individuals, families and businesses through an extensive network of independent agents, and has been meeting its obligations to its agent partners and their customers for more than 150 years. Taken as a group, The Hanover ranks among the top 35 property and casualty insurers in the United States.

About Professionals Direct

Professionals Direct, Inc. (OTCBB: PFLD), based in Grand Rapids, Michigan is the holding company for a Professionals Direct Insurance Services and Professionals Direct Insurance Company.  Professionals Direct provides lawyers professionals liability insurance in more in 36 states through its various programs and through various independent producers.  Founded in 1987 as Michigan Lawyers Mutual Insurance Company, Professionals Direct reorganized in 2001 as a stock organization and expanded to achieve a national presence in its professional liability niche.